Exhibit 10.26
PRIVATE & CONFIDENTIAL
[__] 2024
[name]
[address]
By email only: [email]

Dear [name]

Amended Letter of Appointment as a Non-Executive Director
1Appointment
Life360, Inc. (Company) is pleased to confirm your position of Non-executive Director of the Company, on the terms and conditions set out in this letter. The terms and conditions contained in this letter are intended to supersede the terms of any prior agreement relating to your appointment as a Non-executive Director.
2Term
In accordance with the Company’s Amended and Restated Certificate of Incorporation (Certificate of Incorporation), the Directors of the Company are divided into three classes, designated as Class I, Class II and Class III. You are classified as a Class [X] Director. This means that your appointment will continue until the [insert year] annual meeting of the Company unless you otherwise cease to be a Non-executive Director as a result of one of the circumstances set out in paragraph 6 below.
Your on-going appointment as a Non-executive Director is dependent on obtaining the necessary approval of the Company's stockholders, consistent with legal and regulatory requirements.
3Duties
You must diligently and faithfully perform the following duties:
(a)the duties necessary or incidental to the position of a Non-executive Director of the Company; and
(b)any other duties that are reasonably assigned to you by the board of directors of the Company (the Board).
4Time commitment envisaged
In fulfilling the role of a Non-executive Director, it is anticipated that you will devote as much time as may be necessary for the performance of your duties. It is difficult to be precise as to the likely time commitment expected of you as a Non-executive Director moving forward as this will depend on the Company's needs and matters which arise from time to time. However, it is expected that you will be required to:
(a)attend all Board meetings, including regularly scheduled meetings and any additional meetings that are convened by the Board to consider any issues which arise in the period between the scheduled meetings. It is expected that you will attend the meetings of the Board held on the continent of your residence in person and otherwise participate by telephonic, electronic or other means;
(b)attend each annual meeting of the Company in person or virtually, if a virtual meeting is held online;
(c)engage in informal discussions with your fellow Directors as the need arises; and

(d)review and comment on public financial reports, announcements and other releases prepared by the Company as necessary.
Board papers will be distributed electronically or by post prior to the Board meetings.
You may also be appointed by the Board to serve as a member of any Board committees which are established from time to time in accordance with the Company's Amended and Restated Bylaws (Bylaws) and dependent on the needs of the business. This is likely to entail additional time involvement.
By accepting your appointment you are deemed to have confirmed to the Company that you are able to allocate sufficient time to meet the expectations of your role. You should seek the agreement of the Board before you accept any additional commitments that will affect the time required to be allocated to your role as a Non-executive Director of the Company. Such consent will not be unreasonably withheld.
5Powers and duties of Directors
The powers and duties of Directors are broad and are governed by:
(a)Delaware General Corporation Law (the DGCL);
(b)the ASX Listing Rules (if the Company is listed on the ASX) and the listing standards of any U.S. securities exchange on which the Company’s securities may be listed (the “U.S. Listing Rules”);
(c)the Company's Certificate of Incorporation and Bylaws in force, and as amended from time to time; and
(d)the Company's Board and committee charters and corporate governance policies as are in force from time to time.
A breach of your legal or fiduciary duties as a Director may expose you to civil liabilities.
6Termination
This appointment letter and your appointment as a Non-executive Director will be immediately terminated if the stockholders of the Company resolve that you should be removed as a Non-executive Director pursuant to their rights under the Company's Bylaws, Certificate of Incorporation and the DGCL without the need for any further action by the Company.
In addition, the Board may recommend the termination of your appointment as a Non-executive Director if, among other circumstances, the Board determines that you are not satisfactorily performing your duties as a Non-executive Director.
You agree to tender your resignation as a Non-executive Director and your appointment as a Non-executive Director will also automatically cease in the following circumstances, without the need for any further action by the Company:
(a)you cease to be a Director of the Company in accordance with the provisions of the DGCL or any other applicable law;
(b)you become bankrupt or make any arrangement or composition with your creditors generally;
(c)you become prohibited from being a Director of the Company by reason of any order made under provisions of the DGCL or any other applicable law;
(d)you become of unsound mind or become a person whose person or estate is liable to be dealt with in any way under a law relating to mental health;

(e)you resign your office by providing one month's notice in writing to the Company;
(f)you are removed from office by resolution of the Company;
(g)you are not re-elected to office by the stockholders of the Company; or
(h)you cease to be able to hold the position of a Director of the Company for any other circumstances specified in the Company's Bylaws or Certificate of Incorporation as is in force from time to time.
7Remuneration and expenses
Your remuneration and any other forms of financial compensation shall be determined and approved annually by the Board and, if applicable, in accordance with any Non-executive Director remuneration policy adopted by the Company. The Company must obtain stockholder approval to increase the maximum aggregate amount payable to Directors under the ASX Listing Rules. Accordingly, any increase in your remuneration will be subject to this increase being within the maximum aggregate amount approved by stockholders from time to time in accordance with the ASX Listing Rules.
The Company will pay your reasonable out-of-pocket expenses, either directly or by reimbursement, incurred in attending Board or committee meetings, dealing with Company business or in carrying out your duties as a Non-executive Director, subject to limits determined and approved by the Board and, if applicable, any Non-executive Director remuneration policy adopted by the Company. Please liaise with the Company's CEO or another person appointed by the Company from time to time regarding any procedural or validation requirements in this regard.
8Notifications to ASX
As you are aware, the Company is required to provide to ASX information in relation to a Director's interests and transactions in the Company's securities and to make arrangements with Directors obliging them to provide certain information to enable the Company to meet its disclosure obligations within the required time frame. By signing this letter, you agree to provide to the Company the information set out in the Annexure and within the time period in accordance with Listing Rule 3.19B.
As long as the Company is listed on the ASX, certain information, background checks and statutory declarations need to be provided to the ASX. This includes information relating to countries that you resided in for the last 10 years and criminal and bankruptcy checks both in Australia and any country that you have resided. You consent to the Company obtaining such information, undertaking background checks and agree to provide the relevant statutory declaration and necessary assistance in providing such information to ASX.
9Performance evaluation
During your time as a Director, your performance as a Director together with the performance of the Board as a whole will be reviewed in accordance with processes agreed by the Board from time to time. The Board may make recommendations in the relevant notice of meeting to stockholders regarding your re-election having regard to those reviews.
Directors will provide feedback in relation to the performance of the Board and its committees on an annual basis. It is important that individual Directors participate in such reviews. Each Board committee will also be required to provide feedback in terms of a review of its own performance.
Feedback will be collected by you or, where the Board considers it appropriate, by an external facilitator. Such feedback will be discussed by the Board, with consideration being given as to whether any steps should be taken to improve performance of the Board or its committees.

10Disclosure of interests and independence
Under the DGCL and any applicable laws, you have, subject to certain limited exceptions, a positive obligation to give notice of any material personal interest which you have in a matter that relates to the affairs of the Company. This notice must give details of the nature and extent of the interest and the relationship of the interest to the affairs of the Company and must be given at a Board meeting as soon as practicable after you become aware of your interest in the matter (with the details being recorded in the minutes of that meeting). Such a notice may be a standing notice of the nature and extent of your interest in the matter.
Please note that if you have a material personal interest in a matter that is being considered at a Board meeting, you must not be present (except in limited circumstances) while the matter is being considered at the meeting and you must not vote on that matter.
Each year the Board will assess your independence. If your independent status as a Non-executive Director is lost, you must immediately disclose this to the Board. In determining independence the Board will have regard to the recommendations of the ASX Corporate Governance Council and the U.S. Listing Rules when considering factors that may affect independence.
The Company may be required by law or the ASX Listing Rules to provide information about you to various authorities including ASIC and ASX. You agree to provide all information that is required for these purposes promptly and before the Company is required to so provide that information.
11Trading policy regarding dealing in securities
You are required to comply with the Company's securities trading policy (as amended from to time) at all times.
In particular, you should be aware that you are under a positive obligation to immediately disclose to the Company any acquisition or sale of any securities in the Company. You should notify the Company immediately if you or an associate becomes a substantial stockholder in the Company.
12Indemnity and insurance arrangements
The Company's Bylaws provide that you may be indemnified out of the funds of the Company (to the extent permitted by applicable law) against liability incurred for the reason you are acting as a Non-executive Director. The Company entered into an Indemnification Agreement with you in respect of your period of appointment as a Non-executive Director.
The Company intends to maintain directors and officers insurance on behalf of the Company. The details of your appointment will need to be notified to the insurer by the Company at that time. A copy of the insurance policy and details will be provided to you.
13Rights to access
Subject to any conflict of interest, you may inspect the books and records of the Company, including any existing Company policies or procedures which are in place including the Company's corporate governance policies and charters along with any other information, financial or otherwise, relating to the Company's affairs that you reasonably request.
14Confidentiality
In your role as a Non-executive Director you will receive confidential information of, or with respect to, the Company. You must only use such information in the proper performance of your duties and must not improperly use the information to gain advantage for yourself or someone else or to cause detriment to the Company. You must maintain the confidentiality of such information and must not disclose such information to third parties without the prior permission of the Board. This obligation continues even after ceasing to be a Director of the Company.

15Compliance with policies
You will be expected to comply with all relevant policies and procedures of the Company in force from time to time that are applicable to your role as a Non-executive Director including, but not limited to, Board, corporate governance and continuous disclosure policies.
16Independent Advice
Occasions may arise when you consider that you need professional advice in the furtherance of your duties as a Director and it is understood that it may be appropriate for you to seek advice from independent advisers at the Company's expense. It is expected that you will comply with relevant Board policies when doing so.
17Disclaimer
Nothing in this letter constitutes financial, tax or other advice and the Company encourages you to seek your own independent advice where necessary.
18Continuing education arrangements
You will be regularly briefed at Board meetings in relation to business performance and current major issues.
Directors are expected to undertake any necessary continuing professional education to enable them to discharge their duties.
* * * * * * *
Would you kindly confirm your acceptance of these terms of appointment by signing and returning the enclosed copy of this letter.
Yours sincerely,

John Philip Coghlan
Chairman

I confirm my acceptance of these terms of appointment.

………………………………..
[insert name]
Non-executive Director

………………………………..
Date

ANNEXURE

Initial disclosure (Listing Rule Appendix 3X)

(a)    You will provide the following information as soon as reasonably possible after your execution of this appointment letter:

•details of all securities of the Company or a related body corporate of the Company (Securities) registered in your name. These details include the number and class of the Securities;
•details of all Securities not registered in your name but in which you have a “relevant interest” within the meaning of section 9 of the Corporations Act 2001 (Cth). These details include the number and class of the Securities, the name of the registered holder and the circumstances giving rise to the relevant interest; and
•details of all contracts (other than contracts to which the Company is a party) to which you are a party or under which you are entitled to a benefit, and that confer a right to call for or deliver shares in, debentures of, or interests in a managed investment scheme made available by, the Company or a related body corporate. These details include the number and class of the shares, debentures or interests, the name of the registered holder if the shares, debentures or interests have been issued and the nature of your interest under the contract.

Ongoing disclosure (Listing Rule Appendix 3Y)

(b)    You will provide the following information as soon as reasonably possible after the date of any change described below and in any event no later than 5 business days after the date of any such change:

•details of changes in Securities registered in your name other than changes occurring as a result of corporate actions by the Company. These details include the date of the change, the number and class of the Securities held before and after the change, and the nature of the change (for example, on-market transfer). You will also provide details of the consideration payable in connection with the change, or if a market consideration is not payable, the value of the Securities the subject of the change;
•details of changes in Securities not registered in your name but in which you has a relevant interest within the meaning of section 9 of the Corporations Act 2001 (Cth). These details shall include the date of the change, the number and class of the Securities held before and after the change, the name of the registered holder before and after the change, the circumstances giving rise to the relevant interest and the nature of the change. You will also provide details of the consideration payable in connection with the change, or if a market consideration is not payable, the value of the Securities the subject of the change; and
•details of all changes to contracts (other than contracts to which the Company is a party) to which you are a party or under which you are entitled to a benefit, and that confer a right to call for or deliver shares in, debentures of, or interests in a managed investment scheme made available by, the Company or a related body corporate. These details include the date of the change, the number and class of the shares, debentures or interests to which the interest relates before and after the change, the name of the registered holder if the shares, debentures or interests have been issued, and the nature of your interest under the contract. You will also provide details of the value or consideration relating to the change and if the consideration is non-cash, an estimated value of the consideration.

Final disclosure (Listing Rule Appendix 3Z)

(c)    You will provide the following information as soon as reasonably possible after the date of ceasing to be a director and in any event no later than 5 business days after the date of ceasing to be a director:

•details of all Securities registered in your name. These details include the number and class of the Securities;
•details of all Securities not registered in your name but in which you has a relevant interest within the meaning of section 9 of the Corporations Act 2001 (Cth). These details include the number and class of the Securities, the name of the registered holder and the circumstances giving rise to the relevant interest; and
•details of all contracts (other than contracts to which the Company is a party) to which you are a party or under which you are entitled to a benefit, and that confer a right to call for or deliver shares in, debentures of, or interests in a managed investment scheme made available by, the Company or a related body corporate. These details include the number and class of the shares, debentures or interests, the name of the registered holder if the shares, debentures or interests have been issued and the nature of the interest under the contract.